 As filed with the Securities and Exchange Commission on _______________________

--------------------------------------------------------------------------------
                                                    Registration No. 333 -     .

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------

                       HUNTINGTON BANCSHARES INCORPORATED
             (Exact name of Registrant as specified in its charter)

            Maryland                                            31-0724920
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                           Identification No.)

                               Huntington Center
                              41 South High Street
                              Columbus, Ohio 43287
             (Address of Registrant's principal executive offices)

                              --------------------

                       HUNTINGTON BANCSHARES INCORPORATED
                     LONG-TERM INCENTIVE COMPENSATION PLAN
     (previously known as the Huntington Bancshares Incorporated Long-Term
                          Executive Compensation Plan)
                            (Full title of the Plan)

                              --------------------

                             Richard A. Cheap, Esq.
                         General Counsel and Secretary
                       Huntington Bancshares Incorporated
                               Huntington Center
                              41 South High Street
                              Columbus, Ohio 43287
                                  614/480-4647
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                              --------------------

                          Copies of Correspondence to:
                            Mary Beth M. Clary, Esq.
                             John B. Pisaris, Esq.
                        Porter, Wright, Morris & Arthur
                              41 South High Street
                              Columbus, Ohio 43215

                              --------------------

                                          CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
                                                    Proposed Maximum       Proposed Maximum
 Title of Securities to       Amount to be         Offering Price Per     Aggregate Offering          Amount of
     be registered           Registered (1)             Share(2)               Price(2)          Registration Fee(2)
----------------------------------------------------------------------------------------------------------------------
      Common Stock
   Without par value.            284,515                 $14.63              $4,162,454.40             $1,099
----------------------------------------------------------------------------------------------------------------------

(1) 484,000 shares of Huntington Common Stock are issuable under the Huntington Bancshares Incorporated Long-Term Incentive Compensation Plan (the "Plan"). In addition to the 284,515 shares registered hereby, 199,485 shares remain available under previous registration on Form S-8 Registration Statement filed with the Commission by the Registrant on March 4, 1993, Registration No. 33-59068. This Registration Statement shall be deemed to cover an indeterminate number of additional shares of Common Stock, without par value, as may be issuable pursuant to future stock dividends, stock splits or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based upon the average of the high and low sales prices of Huntington Common Stock as reported on the NASDAQ National Market System as of December 14, 2000.

INTRODUCTION

         This Registration Statement on Form S-8 is filed by Huntington Bancshares Incorporated, a Maryland corporation (the "Corporation") to register an additional 284,515 shares of the Corporation's Common Stock, issuable under the Plan, and consists only of those items required by General Instruction E to Form S-8.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information concerning the Plan, specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not filed as part of this Registration Statement in accordance with the Note to Part I of the Form S-8 Registration Statement.


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

INCORPORATION OF DOCUMENTS BY REFERENCE.

         The contents of the Form S-8 Registration Statement previously filed with the Commission by the Registrant on March 4, 1993, Registration No. 33-59068, are hereby incorporated by reference herein.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on December 19, 2000.

                              HUNTINGTON BANCSHARES INCORPORATED



                              By: /s/ Richard A. Cheap
                                 -----------------------------------------------
                                 Richard A. Cheap, Secretary and General Counsel


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


              SIGNATURE                                    TITLE                                       DATE
              ---------                                    -----                                       ----
            *FRANK WOBST                         Chairman and Chief Executive Officer)        )
            ------------------------             (principal executive officer)                )
             Frank Wobst                                                                      )
                                                                                              )
            *PETER GEIER                         President, Chief Operating Officer,          )
            ------------------------             Treasurer and Director                       )
             Peter Geier                                                                      )
                                                                                              )
            *MICHAEL J. MCMENNAMIN               Vice Chairman                                )
            ------------------------             and Chief Financial Officer                  )
             Michael J. McMennamin               (principal financial and                     )
                                                 principal accounting officer)                )
                                                                                              )
            *DON M. CASTO, III                   Director                                     )   December 19, 2000
            ------------------------                                                          )
             Don M. Casto, III                                                                )
                                                                                              )
            *DON CONRAD                          Director                                     )
            ------------------------                                                          )
             Don Conrad                                                                       )
                                                                                              )
            *JOHN B. GERLACH, JR.                Director                                     )
            ------------------------                                                          )
             John B. Gerlach, Jr.                                                             )
                                                                                              )
            *PATRICIA T. HAYOT                   Director                                     )
            ------------------------                                                          )
             Patricia T. Hayot                                                                )
                                                                                              )
            *WM. J. LHOTA                        Director                                     )
            ------------------------                                                          )
             Wm. J. Lhota                                                                     )
                                                                                              )
            *ROBERT H. SCHOTTENSTEIN             Director                                     )
            ------------------------                                                          )
             Robert H. Schottenstein                                                          )
                                                                                              )
            *GEORGE A. SKESTOS                   Director                                     )
            ------------------------                                                          )
             George A. Skestos                                                                )

              SIGNATURE                                    TITLE                                       DATE
              ---------                                    -----                                       ----
                                                                                              )   December 19, 2000
            *LEWIS R. SMOOT                      Director                                     )
            ------------------------                                                          )
             Lewis R. Smoot                                                                   )
                                                                                              )
            *TIMOTHY P. SMUCKER                  Director                                     )
            ------------------------                                                          )
             Timothy P. Smucker                                                               )
                                                                                              )
            *WILLIAM J. WILLIAMS                 Director                                     )
            ------------------------                                                          )
             William J. Williams                                                              )


*By: /S/RICHARD A. CHEAP
     -------------------------------------
        Richard A. Cheap, attorney-in-fact
        for each of the persons indicated

                          Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933



                       HUNTINGTON BANCSHARES INCORPORATED

                                    EXHIBITS

                                  EXHIBIT INDEX

                                                                                        PAGINATION BY
                                                                                        SEQUENTIAL
EXHIBIT                    EXHIBIT                                                      NUMBERING
NUMBER                     DESCRIPTION                                                  SYSTEM
------                     -----------                                                  ------
  4(a)            Huntington Bancshares Incorporated Long-Term Incentive
                  Compensation Plan as amended and restated, effective for
                  performance cycles beginning on or after January 1, 1999
                  (including amendments adopted January 20, 1999) (Filed as
                  Exhibit 10(f) to Annual Report on Form 10-K for the year ended
                  December 31, 1999, and incorporated herein by reference.)

  4(b) Articles V, VIII and X of Articles of Restatement of Charter, as amended and supplemented (Exhibit 3(i) to Annual Report on Form 10-K for the year ended December 31, 1993, and Exhibit
                  3(i)(b) to Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996, and incorporated herein by reference). Instruments defining the rights of holders of long-term debt will be furnished to the Securities and Exchange Commission upon request.

  4(c)            Rights Plan, dated February 22, 1990, between Huntington
                  Bancshares Incorporated and The Huntington Trust Company,
                  National Association (Exhibit 1 to Registration Statement on
                  Form 8-A, filed with the Securities and Exchange Commission on February 22, 1990, and incorporated herein by reference).

  4(d)            Amendment No. 1 to the Rights Agreement, dated August 16, 1995
                  (Exhibit 4(b) to Form 8-K, dated August 16, 1995, and incorporated herein by reference).

  5*              Opinion of Porter, Wright, Morris & Arthur regarding legality.

  23(a)*          Consent of Porter, Wright, Morris & Arthur (included in
                  Exhibit 5 filed herewith).

  23(b)*          Consent of Ernst & Young.

  24*             Powers of Attorney.


*Filed herewith.